UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020 (August 3, 2020)

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

As previously disclosed, Celsion Corporation (“Celsion” or the “Company”) is a defendant in a derivative and putative class action lawsuit in the Superior Court of New Jersey, Chancery Division, filed by a shareholder against the Company (as both a class action defendant and nominal defendant), and certain of its officers and directors (the “Individual Defendants”), with the caption O’Connor v. Braun et al., Docket No. MER-C-000068-19 (the “Shareholder Action”). The Shareholder Action alleges breaches of the defendants’ fiduciary duties based on allegations that the defendants omitted or made improper statements when seeking shareholder approval of the 2018 Stock Incentive Plan. The Shareholder Action seeks, among other things, any damages sustained by the Company as a result of the defendants’ alleged wrongdoing, a declaratory judgment against all defendants invalidating the 2018 Stock Incentive Plan and declaring any awards made under the Plan invalid, rescinded, and subject to disgorgement, an order disgorging the equity awards granted to the Individual Defendants under the 2018 Stock Incentive Plan, and attorneys’ fees and costs. Without admitting the validity of any of the claims asserted in the Shareholder Action, or any liability with respect thereto, and expressly denying all allegations of wrongdoing, fault, liability, or damage against the Company and the Individual Defendants arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Shareholder Action, the Company and the Individual Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth in the Settlement Agreement. The Company and the Individual Defendants are entering into the Settlement Agreement for settlement purposes only and solely to avoid the cost and disruption of further litigation.

On April 24, 2020, the Company, the Individual Defendants, and the plaintiff (the “Parties”) entered into a Settlement Agreement and Release (the “Settlement Agreement”), which memorializes the terms of the Parties’ settlement of the Shareholder Action (the “Settlement”). On July 24, 2020, the Court issued an order approving the Parties’ proposed form of notice to shareholders regarding the Settlement. A hearing to determine whether the Court should issue a final order approving the proposed Settlement has been scheduled for September 8, 2020. The Company is filing the Settlement Agreement and the related Notice to Shareholders of Celsion Corporation (the “Notice”), with this Current Report on Form 8-K, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference. The Notice and the Settlement Agreement are also available at https://investor.celsion.com/corporate-governance .

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Notice to Shareholders of Celsion Corporation
99.2	Settlement Agreement and Release, by and between the plaintiff to the shareholder action captioned O’Connor v. Braun, et al., N.J. Super., Dkt. No. MERC-00068-19, William J. O’Connor, derivatively on behalf of Celsion Corporation and individually on behalf of himself and all other similarly situated stockholders of Celsion Corporation and defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: August 3, 2020	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President and Chief Financial Officer